SECURITY AGREEMENT
DATED AS OF [●], 2020
AMONG
BLOOM ENERGY CORPORATION,
as Issuer,
U.S. BANK NATIONAL ASSOCIATION,
as Trustee,
and
U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
Section 1.1    Terms Defined in the Indenture     1
Section 1.2 Terms Defined in UCC    1
Section 1.3 Definitions of Certain Terms Used Herein    2
Section 1.4 Construction; Certain Defined Terms    4
ARTICLE II GRANT OF SECURITY INTEREST    5
ARTICLE III REPRESENTATIONS AND WARRANTIES    6
Section 3.1    Validity and Priority of Security Interest    6
Section 3.2 Location of Issuer and Collateral    6
Section 3.3 Names    6
Section 3.4 Accounts and Chattel Paper    6
Section 3.5 Documents, Instruments, and Chattel Paper    6
Section 3.6 No Financing Statements, Security Agreements    7
Section 3.7 Servicing Agreements    7
ARTICLE IV COVENANTS    7
Section 4.1    General    7
Section 4.2 Collection Account    8
Section 4.3    Securities Account Investment Property    8
Section 4.4    Certificated Securities    9
Section 4.5    Uncertificated Securities    9
Section 4.6 Electronic Chattel Paper    9
Section 4.7 Receivables    9
Section 4.8 Further Assurances     10
ARTICLE V REMEDIES    11
Section 5.1    Remedies    11
Section 5.2 Application of Proceeds    13
Section 5.3    Retention of Rights     13
ARTICLE VI CONCERNING THE COLLATERAL AGENT    13
Section 6.1    Reliance by Collateral Agent; Indemnity Against Liabilities, etc     13
Section 6.2 Exercise of Remedies    14
Section 6.3 Authorized Investments    14
Section 6.4 Bankruptcy Proceedings    15
ARTICLE VII COLLATERAL AGENT AND TRUSTEE RIGHTS, DUTIES AND
LIABILITIES; ATTORNEY IN FACT; PROXY    15
Section 7.1    The Collateral Agent’s and the Trustee’s Rights, Duties, and Liabilities      15
Section 7.2 Right to Cure    16
Section 7.3    Confidentiality     16
Section 7.4 Power of Attorney    17
i

Section 7.5 NATURE OF APPOINTMENT; LIMITATION OF DUTY    17
Section 7.6 Additional Matters Relating to the Collateral Agent    18
Section 7.7 Appointment of Co-Collateral Agent    20
Section 7.8 Collection Account    21
ARTICLE VIII GENERAL PROVISIONS    21
Section 8.1    Notice    21
Section 8.2 Waiver of Notices    22
Section 8.3 Limitation on Collateral Agent’s and Secured Party’s Duty with Respect to
the Collateral    22
Section 8.4 Compromises and Collection of Collateral    23
Section 8.5 Specific Performance of Certain Covenants    23
Section 8.6 Cumulative Remedies; No Prior Recourse to Collateral    23
Section 8.7 Limitation by Law; Severability of Provisions    24
Section 8.8 Reinstatement    24
Section 8.9 Binding Effect    24
Section 8.10 Survival of Representations    24
Section 8.11 Captions    24
Section 8.12 Termination and Release    25
Section 8.13 Entire Agreement    25
Section 8.14 Governing Law; Jurisdiction; Consent to Service of Process    25
Section 8.15 Waiver of Jury Trial    25
Section 8.16 Indemnity    25
Section 8.17 Limitation of Liability    26
Section 8.18 Counterparts    26
Section 8.19 Amendments    27
Section 8.20 Incorporation by Reference    27
Section 8.21 English Language    27
SCHEDULE A    List of Servicing Agreements as of Effective Date
SCHEDULE 3.2 Location of Issuer and Collateral
SCHEDULE 3.3 Names

ii

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, this “Agreement”) is entered into as of [•], 2020, by and among BLOOM ENERGY CORPORATION, a Delaware corporation (the “Issuer”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as trustee (and its successors under the Indenture (as defined below), in such capacity, the “Trustee”); and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent for the Secured Parties (as defined below) (and its successors under the Indenture, in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENT
WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantor (as defined therein), the Trustee and the Collateral Agent; and (b) the Note Purchase Agreement dated March [•], 2020 (the “Note Purchase Agreement”), among the Issuer, the Guarantor (as defined therein) and each Investor (as defined therein) party thereto (collectively, the “Investors”), the Issuer is issuing, and each Investor is purchasing, the Securities, which will be guaranteed on a senior unsecured basis by the Guarantor (as defined in the Indenture);
WHEREAS, the initial aggregate principal amount of the Securities will be $70,000,000;
WHEREAS, additional Securities may be issued pursuant to the terms of the Indenture in an aggregate principal amount up to $80,000,000;
WHEREAS, the Issuer is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and, pursuant to the terms of the Note Purchase Agreement, to induce the Investors to purchase the Securities; and
WHEREAS, the Issuer has duly authorized the execution, delivery and performance by it of this Agreement.
NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee and the Collateral Agent to enter into the Indenture and the Investors to purchase the Securities, the Issuer, the Trustee and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Terms Defined in the Indenture. All capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Indenture.
Section 1.2 Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Agreement are used herein as defined in the UCC.

Section 1.3 Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the preamble and Preliminary Statement above, the following terms have the following meanings:
“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising “accounts”, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing.
“Account Debtor” means each Person obligated on an Account, Chattel Paper or General Intangible.
“Bankruptcy Proceeding” means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law or regulation relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.
“Chattel Paper” means any “chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person and, in any event, shall include, all Electronic Chattel Paper and Tangible Chattel Paper.
“Co-Collateral Agent” means a financial institution appointed by the Collateral Agent in accordance with Sections 7.6(a) and 7.7 hereto to act as co-collateral agent for the Secured Parties.
“Collateral” has the meaning specified in Article II.
“Collateral Agent’s Liens” means the Liens in the Collateral granted to the Collateral Agent (or any Co-Collateral Agent), for the benefit of the Secured Parties, pursuant to this Agreement and the other Indenture Documents.
“Collection Account” means the account held at U.S. Bank National Association in the name of the Trustee or other Paying Agent, as applicable, or in the name of the Issuer, in each case for the benefit of the Secured Parties with account number 241925301, and any permitted account in replacement thereof with a successor trustee or successor paying agent, as applicable.
“Control” has the meaning assigned to such term in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
“Effective Date” means the date of this Agreement.
“Electronic Chattel Paper” means any “electronic chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Filing Office” means Delaware and, if applicable, any other appropriate office of the state where the Issuer is “located” (as such term is used in Article 9-307 of the UCC).
“Financial Assets” means any “financial asset”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.
“Indenture Documents” means (a) the Indenture and the Securities, (b) each Security Document, including this Agreement and (c) any other related documents or instruments executed and delivered by the Issuer or any Guarantor pursuant to the Indenture or any other Indenture Document, in each case, as such agreements may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.
“Instrument” means any “instrument”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.
“Majority Holders” means, at any time, the Holders of at least a majority of the aggregate principal amount of the Securities then outstanding.
“Obligations” means all obligations of every nature of the Issuer under the Indenture Documents from time to time owed to the Trustee, any Holder, the Collateral Agent and any other Secured Party, whether for principal, interest (including interest which, but for the filing of a petition in any Bankruptcy Proceeding with respect to the Issuer, would have accrued on any Obligation, whether or not a claim is allowed or allowable against the Issuer for such interest in such proceeding), premium, fees, expenses, indemnification, performance or otherwise.
“Payment Intangible” means any “payment intangible”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.
“Permitted Liens” means (a) Liens for taxes, assessments or other governmental charges or levies not overdue for a period of more than 10 days or not subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (b) Liens securing the Securities, including Liens arising under or relating to the Security Documents; (c) the Lien securing the Issuer’s compensation and indemnity obligations to the Trustee under the Indenture; (d) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts (as defined in Article 9 of the UCC) or other funds maintained with a depository or financial institution; and (e) Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business.
“Proceeds” means any “proceeds”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.
“Receivables” means, with respect to the Servicing Agreements and Servicing Payments (as applicable), all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) Instruments, (v) General Intangibles, and (vi) to the extent not otherwise included in the foregoing, all other rights to payment, whether or not earned by performance or for services rendered or to be rendered, regardless of how classified under the UCC, in each case with respect to the foregoing clauses (i) through (vi), to the extent representing or evidencing Servicing Payments or the contractual right to receive Servicing Payments.
“Related Person” means, with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents and attorneys-in-fact of such Person and its Affiliates.
“Replacement Servicing Agreement” has the meaning specified in Section 4.8(b).
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Secured Parties” means (a) the Collateral Agent (including any Co-Collateral Agents), (b) each Holder, (c) the Trustee and (d) the successors and permitted assigns of each of the foregoing.
“Securities Account Investment Property” means, with respect to a Person, all of such Person’s right, title, and interest in and to any and all “investment property”, as defined in the UCC, including, all (a) securities, whether certificated or uncertificated, (b) security entitlements and (c) securities accounts; together with all other units, rights, or other equivalent evidences of ownership (howsoever designated) issued by any Person.
“Servicing Agreements” means each of the agreements listed on Schedule A, including any and all amendments thereto and any and all Replacement Servicing Agreements.
“Servicing Payments” means any and all cash flows payable as servicing, operations and maintenance, warranty or similar fees under the Servicing Agreements on or after [˜]1.
“Tangible Chattel Paper” means any “tangible chattel paper”, as such term is defined in the UCC, now owned or hereafter acquired by any Person.
“UCC” means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue or perfection of security interests.
Section 1.4 Construction; Certain Defined Terms. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring
1 To be the first of the month immediately following the Effective Date.

to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, but shall not be deemed to include the Subsidiaries of such person unless express reference is made to such Subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Schedules and Exhibits shall be construed to refer to Articles, Sections, Schedules and Exhibits of this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. The Issuer and the Collateral Agent and the Trustee, on behalf of the Secured Parties, hereby acknowledge and agree that the representations and warranties set forth in Article III and the covenants contained in Article IV of this Agreement shall apply only to assets and property of the Issuer that constitute Collateral.
ARTICLE II
GRANT OF SECURITY INTEREST
As security for the Obligations, the Issuer hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on, the Issuer’s right, title and interest in and to all of the following property and assets of the Issuer, whether now owned or existing or hereafter acquired or arising, regardless of where located:
(a)the Collection Account;
(b)any and all money, cash, checks, funds, Financial Assets, Securities Account Investment Property or other property or assets on deposit in or credited to the Collection Account;
(c)the Servicing Payments;
(d)any and all of the contractual rights of the Issuer under each Servicing Agreement to receive the Servicing Payments thereunder, including any and all Receivables, except to the extent that the grant of the security interest hereunder in such contractual rights requires a consent that has not been obtained under such Servicing Agreement, or would result in a breach or default under, or a termination of (or a right to terminate) such Servicing Agreement; provided, however, that the foregoing exception shall not apply to the extent the relevant term that requires such consent or would result in such breach, default or termination (or right to terminate) is rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law; and
(e)all Proceeds of the foregoing.
All of the foregoing are herein collectively referred to as the “Collateral”; provided that any of the funds released by the Trustee or other Paying Agent, as applicable, from the Collection Account in accordance with Section 4.13 of the Indenture shall be excluded from the Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Issuer represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that as of the Effective Date:
Section 3.1    Validity and Priority of Security Interest. This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and when (a) financing statements in appropriate form are filed in the Filing Offices, the Lien created under this Agreement and the applicable Security Documents will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Issuer in such Collateral in which a security interest can be perfected by filing a financing statement (subject to Permitted Liens), in each case prior and superior in right to any other Person with respect to such perfection, and (b) when the Indenture has been executed and delivered by the parties thereto, the Lien created under this Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Issuer in such Collateral in which a security interest can be perfected by Control (subject to Permitted Liens), in each case prior and superior in right to any other Person with respect to such perfection.
Section 3.2 Location of Issuer and Collateral. Schedule 3.2 correctly and completely identifies the Issuer’s jurisdiction of incorporation, where the Issuer is “located” (as such term is used in Article 9-307 of the UCC), the Issuer’s chief executive office, the location of its books and records, and the locations of the Collateral.
Section 3.3 Names.
(a)The name in which the Issuer has executed this Agreement is the exact name as it appears in the Issuer’s organizational documents, as filed with the Issuer’s jurisdiction of incorporation. Since January 1, 2015, the Issuer has not been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person.
(b)All trade names, business names or corporate names under which the Issuer creates Accounts that constitute Collateral, or to which Instruments in payment of such Accounts are made payable, are listed on Schedule 3.3.
Section 3.4 Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Issuer’s Accounts and Chattel Paper that are Collateral are correctly stated, in all material respects, at the time furnished, in all records of the Issuer relating thereto.
Section 3.5 Documents, Instruments, and Chattel Paper. All documents, Instruments, and Chattel Paper of the Issuer evidencing or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects are and will be owned by the Issuer free and clear of all Liens (subject to Permitted Liens). If the Issuer retains possession of any Chattel Paper or other Instruments, at the Collateral Agent’s request upon the occurrence and during the continuance of an Event of Default, such Chattel Paper or instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of U.S. Bank National Association, as Collateral Agent, for the benefit of Collateral Agent and certain Secured Parties.”
Section 3.6 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral that has not lapsed or been terminated naming the Issuer as debtor has been filed or is of record in any jurisdiction except for (a) financing statements or security agreements naming the Collateral Agent on behalf of the Secured Parties as the secured party, (b) financing statements in connection with Permitted Liens,
(c)those that are no longer effective, [(d) the financing statement filed with the Delaware Secretary of State on December 15, 2015, naming U.S. Bank National Association as Collateral Agent (UCC initial filing number 2015 6037427), and the related Security Agreement, dated as of December 15, 2015 (as amended by the First Amendment to Security Agreement, dated as of June 29, 2017, the Second Amendment to Security Agreement, dated as of July 7, 2017 and the Third Amendment to Security Agreement dated on or about the date hereof), among the Issuer, the guarantors from time to time party thereto and U.S. Bank National Association, as collateral agent, and (e) the financing statement amendment to be filed on or about the date hereof amending or restating the description of collateral contained in the financing statement described in clause (d) of this Section 3.6].2
Section 3.7    Servicing Agreements. As of the Effective Date, the Issuer is solely responsible for operations and maintenance and warranty services (and similar obligations) with respect to energy servers or similar products or platforms under the Servicing Agreements. As of the Effective Date, no Subsidiary of the Issuer receives, or is entitled to receive, any Servicing Payments under any Servicing Agreement.
ARTICLE IV
COVENANTS
From the date hereof, and thereafter until this Agreement is terminated, the Issuer agrees that:
Section 4.1    General.
(a)Collateral Records. The Issuer shall maintain at all times reasonably detailed, accurate (in all material respects) and updated books and records pertaining to the Collateral and promptly furnish to the Collateral Agent such information relating to the Collateral as the Collateral Agent shall from time to time reasonably request.
(b)Authorization to File Financing Statements; Ratification. The Collateral Agent may, and the Issuer hereby authorizes the Collateral Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as described herein and which contain any other information required pursuant to Article 9 of the UCC for the sufficiency of filing office acceptance of any such financing statement, continuation statement, or amendment, and the Issuer agrees to furnish any such information to
2 Bracketed clauses to be updated as necessary to reflect changes prior to Effective Date.

the Collateral Agent promptly upon request. The Collateral Agent shall inform the Issuer of any such filing either prior to, or reasonably promptly after, such filing and will provide a copy of such filing to Issuer promptly following such filing, though the Collateral Agent shall incur no liability for failing to so notify the Issuer or provide such copy. The Issuer acknowledges that it is not authorized to file any financing statement covering the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral without the prior written consent of the Collateral Agent and agrees that it will not do so without such consent, subject to the Issuer’s rights under Section 9-509(d)(2) of Article 9 of the UCC.
(c)    Change of Name, Etc. The Issuer agrees to furnish to the Collateral Agent prompt written notice of any change in: (A) the Issuer’s name; (B) the Issuer’s state or other place of organization or form of organization, in each case at least thirty (30) days prior thereto; or (C) the Issuer’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation. The Issuer agrees not to effect or permit any change referred to in the preceding sentence unless all filings are promptly made under the UCC that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected, security interest in the Collateral for its benefit and the benefit of the other Secured Parties to the extent such security interest may be perfected by the filing of a financing statement under the UCC.
Section 4.2 Collection Account. The Issuer shall maintain the Collection Account at U.S. Bank National Association (or any successor by merger or consolidation or any successor to the corporate trust business thereof), and such Collection Account shall remain in the name of the Trustee or Paying Agent, as applicable, or a successor trustee or successor paying agent, as applicable or in the name of the Issuer, in each case for the benefit of the Secured Parties. Commencing on the Effective Date, the Issuer shall instruct each Account Debtor under the Servicing Agreements on each invoice issued in respect of each Servicing Agreement, or otherwise notify such Account Debtor, as follows:
“You are hereby notified that Bloom Energy Corporation has assigned its right to receive payments under its contract with you to U.S. Bank National Association, as collateral agent (in such capacity, including its successors and assigns, the “Collateral Agent”), as collateral security. All payments are to be directed to the following account (or such other account as shall be established in replacement thereof as confirmed in writing by the Collateral Agent): U.S. Bank National Association, ABA No. 091000022, Account No. 180121167365, Account Name: U.S. Bank Corporate Trust Dept., Ref. 241925301.”
The Issuer shall not change or revoke such instruction without the prior written consent of the Collateral Agent (acting at the direction of the Majority Holders).
Section 4.3    Securities Account Investment Property. The Issuer shall, at any time and from time to time take such steps as are necessary or as the Collateral Agent may reasonably request (i) for the Collateral Agent to obtain Control of any Securities Account Investment Property, deposit accounts, securities accounts, letter-of-credit rights, or Electronic Chattel Paper constituting Collateral with any agreements establishing Control to be in form reasonably satisfactory to the Collateral Agent and (ii) to otherwise ensure the continued perfection and priority (subject to Permitted Liens) of the Collateral Agent’s security interest in any of the Collateral (to the extent required hereunder) and of the preservation of its rights therein.
Section 4.4    Certificated Securities. If the Issuer shall at any time hold or acquire any certificated securities constituting Collateral, the Issuer shall (i) if the Collection Account is a securities account and such certificated securities are of a type that may be held in such account, promptly deliver such securities into the Collection Account or (ii) otherwise promptly deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank, all in form reasonably satisfactory to transfer such securities to the Collateral Agent.
Section 4.5    Uncertificated Securities. If any securities now or hereafter acquired by the Issuer constituting Collateral are uncertificated and are issued to the Issuer or its nominee directly by the issuer thereof, the Issuer shall promptly notify the Collateral Agent thereof and, pursuant to an agreement in favor of the Collateral Agent sufficient to either (i) cause a Security Entitlement with respect to such uncertificated security to be held in the Collection Account (if the Collection Account is a securities account), (ii) arrange for the Collateral Agent to become the registered owner of such securities or (iii) cause the issuer of such uncertificated securities to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of the Issuer or such nominee.
Section 4.6 Electronic Chattel Paper. If the Issuer at any time holds or acquires an interest in any Collateral comprised of Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Issuer shall promptly notify the Collateral Agent thereof and shall take such action as is necessary to vest in the Collateral Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this Section 4.6 to have such meaning as the Collateral Agent shall reasonably specify in writing after consultation with the Issuer) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with the Issuer that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of Control or control, as applicable, which may be established to the satisfaction of the Collateral Agent pursuant to the delivery to it by the Issuer of an Officers’ Certificate or an Opinion of Counsel, for the Issuer to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Issuer with respect to such Electronic Chattel Paper or transferable record.
Section 4.7 Receivables. The Issuer shall keep and maintain at its own cost and expense complete records of each Receivable, including records of all payments received, all credits granted thereon and all other documentation relating thereto. The Issuer shall, at the Issuer's sole cost and expense, upon the Collateral Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of all tangible evidence of Receivables, including copies of all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives. The Issuer shall legend, at the request of the Collateral Agent made at any time after the occurrence and during the continuance of an Event of Default, and in form and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of the Issuer evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been pledged to the Collateral Agent for the ratable benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
Section 4.8 Further Assurances.
(a)Perfection and Protection. The Issuer shall, at its expense, perform all steps as may be required or as reasonably requested by the Collateral Agent (acting at the direction of the Majority Holders) at any time to perfect, maintain, protect, and enforce the Collateral Agent’s Liens, including (i) delivering to the Collateral Agent the originals of all Instruments, documents, Chattel Paper and all other Collateral of which the Collateral Agent is required to have or reasonably requests to have physical possession of in order to perfect and protect the Collateral Agent’s security interest therein, duly pledged, endorsed, or assigned to the Collateral Agent as provided herein, and (ii) execute and deliver, or cause to be executed and delivered, to the Collateral Agent and/or the Trustee such documents and agreements as the Collateral Agent and/or the Trustee may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Indenture Documents. To the extent permitted by any Requirement of Law, the Collateral Agent may file, without the Issuer’s signature, one or more financing statements disclosing the Collateral Agent’s Liens.
(b)Replacement Servicing Agreements. Upon the entry into any Servicing Agreement by the Issuer or any Subsidiary of the Issuer that puts in place a new Servicing Agreement to provide for servicing, warranty or operations and maintenance services (or similar) by the Issuer or any Subsidiary of the Issuer in replacement of any existing Servicing Agreement (such new agreement, the “Replacement Servicing Agreement”), the Issuer shall, or shall cause such Subsidiary to, as applicable, execute and deliver such security instruments, financing statements and certificates as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest or other Lien in such Replacement Servicing Agreement (subject to Permitted Liens) and to have such Replacement Servicing Agreement added to the Collateral hereunder (or under such security instrument) and to the Notes Collateral (as defined in the Indenture), and thereupon all provisions of this Agreement relating to the Collateral (if applicable) and all provisions of the Indenture relating to the Notes Collateral, shall be deemed to relate to such Replacement Servicing Agreement to the same extent and with the same force and effect. Such security interests and Liens will be created under security agreements and other instruments and documents in form and substance similar to this Agreement mutatis mutandis and otherwise in form reasonably satisfactory to the Collateral Agent, and the Issuer shall deliver or cause to be delivered to the Collateral Agent and the Trustee all such instruments and documents as are necessary or customary or that the Collateral Agent shall reasonably request to evidence compliance with this Section 4.8(b).

ARTICLE V
REMEDIES
Section 5.1    Remedies.
(a)    If an Event of Default has occurred and is continuing:
(i)the Collateral Agent shall have, for the benefit of the Secured Parties, in addition to all other rights of the Collateral Agent and the Trustee, the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law when a debtor is in default under a security agreement;
(ii)the Collateral Agent may, at any time, take possession of the Collateral and keep it on the Issuer’s premises, at no cost to the Collateral Agent, the Trustee or any other Secured Party or remove any part of it to such other place or places as the Collateral Agent may desire, or the Issuer shall, upon the Collateral Agent’s demand, at the Issuer’s cost, assemble the Collateral and make it available to the Collateral Agent at a place reasonably convenient to the Collateral Agent;
(iii)the Collateral Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit, or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion, and may, if the Collateral Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale; provided that in connection with any such sale of Collateral, the Collateral Agent shall use its reasonable commercial efforts to maintain the confidentiality of any proprietary information of the Issuer (consistent with the confidentiality obligations of the Holders as required by the Indenture Documents);
(iv)the Collateral Agent may give any instruction to the Trustee or Paying Agent, as applicable, with respect to the Collection Account, including notice of sole control or may exercise the rights and remedies provided therein and take any action as provided therein with respect to the Collection Account; and
(v)the Collateral Agent may, concurrently with or following written notice to the Issuer, transfer and register in its name or in the name of its nominee the whole or any part of the Securities Account Investment Property constituting Collateral, exchange certificates or instruments representing or evidencing Securities Account Investment Property constituting Collateral for certificates or instruments of smaller or larger denominations, exercise all rights as a holder with respect thereto, collect and receive all cash dividends, interest, principal and other distributions made thereon and otherwise act with respect to the Securities Account Investment Property constituting Collateral as though the Collateral Agent was the outright owner thereof.
(b)    Without in any way requiring notice to be given in the following manner, the Issuer agrees that any notice by the Collateral Agent of any sale, disposition, or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Issuer if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Issuer’s address specified in or pursuant to Section 8.1 unless a longer period is required by Requirement of Law.
(c)If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Collateral Agent receives payment, and if the buyer defaults in payment, credit shall be limited to amounts actually received and retained by the Collateral Agent in connection with such sale; in such event, the Collateral Agent shall use commercially reasonable efforts to retake possession of any Collateral sold to the defaulting buyer for which payment was not made.
(d)In the event the Collateral Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Issuer irrevocably waives to the extent permitted by applicable law: (i) the posting of any bond, surety, or security with respect thereto which might otherwise be required; (ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Collateral Agent retain possession and not dispose of any Collateral until after trial or final judgment.
(e)If an Event of Default occurs and is continuing, the Issuer hereby waives, to the extent permitted by applicable law, all rights to a hearing prior to the exercise by the Collateral Agent of the Collateral Agent’s rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral.
(f)The Issuer acknowledges and agrees that the Collateral Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person.
(g)The Issuer acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements may be required in connection with a disposition of the Collateral and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(h)The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Issuer hereby expressly releases.
(i)Until the Collateral Agent is able to effect a sale, transfer or other disposition of Collateral, the Collateral Agent shall have the right, but no duty or obligation, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, but shall have no obligation to, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(j)    Any remedy or enforcement action to be taken hereunder by the Collateral Agent with respect to the Collateral shall be at the written direction of the Trustee (acting pursuant to the direction of the Majority Holders pursuant to the Indenture).
Section 5.2 Application of Proceeds. The Collateral Agent shall apply the proceeds of any foreclosure or other realization upon any Collateral, as well as any Collateral consisting of cash, as follows:
FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent (in its capacity as such hereunder or under the Indenture or any other Indenture Document) and the Trustee in connection with such collection, sale, foreclosure or realization or reasonable costs, expenses, claims or liabilities of the Collateral Agent or the Trustee otherwise relating to or arising in connection with this Agreement, the Indenture or any other Indenture Document or any of the Obligations, including all court costs and the reasonable and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under the Indenture or any other Indenture Document on behalf of the Issuer, any other reasonable and documented costs or expenses incurred by the Collateral Agent or the Trustee in connection with the exercise of any remedy hereunder or under the Indenture or any other Indenture Document, and any indemnification of the Collateral Agent and the Trustee required by the terms hereunder, under the Indenture or any other Indenture Document;
SECOND, to the Trustee for distribution in accordance with the priorities set forth in Section 6.10 of the Indenture.
Except as otherwise provided herein, the Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
Section 5.3 Retention of Rights. So long as the Collateral Agent has not exercised remedies under this Agreement with respect to any Collateral upon the occurrence and during the continuation of an Event of Default, the Issuer reserves all rights with respect to Collateral of the sort described in clause (d) of Article II (except as limited by the Indenture Documents), including all rights to use, apply, modify, dispose of or otherwise deal with such Collateral (except as limited by the Indenture Documents).
ARTICLE VI
CONCERNING THE COLLATERAL AGENT
Section 6.1    Reliance by Collateral Agent; Indemnity Against Liabilities, etc.
(a)    Whenever in the performance of its duties under this Agreement or any other Indenture Document, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to the Issuer or any other Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an Officer of such Person, including an Officers’ Certificate or an Opinion of Counsel, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance thereon. The Collateral Agent may at any time solicit written confirmatory instructions, including a direction of the Trustee, the Issuer or an order of a court of competent jurisdiction as to any action that it may be requested or required to take or that it may propose to take in the performance of any of its obligations under this Agreement or any other Indenture Document and shall be fully justified in failing or refusing to act hereunder or under any Indenture Document until it shall have received such requisite instruction.
(b)    The Collateral Agent shall be fully protected in relying upon any note, writing, affidavit, electronic communication, fax, resolution, statement, certificate, instrument, opinion, report, notice (including any notice of an Event of Default or of the cure or waiver thereof), request, consent, order or other paper or document or oral conversation (including, telephone conversations) which it in good faith believes to be genuine and correct and to have been signed, presented or made by the proper party. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notice, certificate or opinion furnished to the Collateral Agent in connection with this Agreement or any other Indenture Document and upon advice and statements of legal counsel (including counsel to the Issuer or the Issuer, independent accountants and other agents consulted by the Collateral Agent).
Section 6.2 Exercise of Remedies. The remedies of the Collateral Agent hereunder and under the other Security Documents shall include, but not be limited to, the disposition of the Collateral by foreclosure or other sale and the exercising of all remedies of a secured lender under the UCC, bankruptcy laws or similar laws of any applicable jurisdiction.
Section 6.3 Authorized Investments.
(a)So long as no Event of Default has occurred and is continuing, any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision hereof or of any other Security Document or otherwise, shall, to the extent reasonably practicable following receipt by the Collateral Agent from the Issuer of specific written instructions in form and substance reasonably satisfactory to the Collateral Agent delivered to the Collateral Agent at least three (3) Business Days prior to the proposed investment, be invested by the Collateral Agent within a reasonable time in the Cash Equivalents identified in such written instructions. In the absence of written instructions or so long as any Event of Default has occurred and is continuing, such funds may be invested in the U.S. Bank National Association Money Market Deposit Account to the extent such investment is available to the Collateral Agent; provided that the foregoing provisions of this Section 6.3(a) shall not apply to the extent funds are invested pursuant to Section 4.13 of the Indenture.
(b)The Collateral Agent shall not be responsible for any investment losses in respect of any funds invested in accordance with this Section 6.3. The Collateral Agent shall have no duty or obligation regarding the reinvestment of any such funds in the absence of updated written instructions from the Issuer in form and substance reasonably satisfactory to the Collateral Agent.
Section 6.4 Bankruptcy Proceedings. The following provisions shall apply during any Bankruptcy Proceeding of the Issuer:
(a)The Collateral Agent shall represent all Secured Parties in connection with all matters directly relating to the Collateral, including, any use or sale of Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection.
(b)Each Secured Party shall be free to act independently on any issue not affecting the Collateral. Each Secured Party shall give prior notice to the Collateral Agent of any such action that could materially affect the rights or interests of the Collateral Agent or the other Secured Parties to the extent that such notice is reasonably practicable. If such prior notice is not given, such Secured Party shall give prompt notice following any action taken hereunder.
(c)Any proceeds of the Collateral received by any Secured Party as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.2.
ARTICLE VII
COLLATERAL AGENT AND TRUSTEE RIGHTS, DUTIES AND
LIABILITIES; ATTORNEY IN FACT; PROXY
Section 7.1    The Collateral Agent’s and the Trustee’s Rights, Duties, and Liabilities.
(a)The Issuer assumes all responsibility and liability arising from or relating to the use, sale, collection, foreclosure, realization on, conveyance or other disposition of or involving the Collateral. The Obligations shall not be affected by any failure of the Issuer, the Collateral Agent or the Trustee to take any steps to perfect the Collateral Agent’s Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Issuer from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Collateral Agent may (but shall not be required to), and at the direction of the Trustee (acting in accordance with the instructions of the Majority Holders pursuant to the Indenture) shall, subject to the terms of the Indenture, without notice to or consent from the Issuer sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Issuer for the Obligations or under the Indenture, any other Indenture Document or any other agreement now or hereafter existing between any Secured Party and the Issuer.
(b)It is expressly agreed by the Issuer that nothing in this Agreement shall release the Issuer from its obligations and liabilities under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Collateral Agent and the Trustee shall not have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Collateral Agent or the Trustee of any payment relating to any contract or license pursuant hereto that is applied as required herein. The Collateral Agent and the Trustee shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
Section 7.2 Right to Cure. The Collateral Agent may (but shall not be required to), in its reasonable discretion, pay any reasonable amount or do any reasonable act required of the Issuer hereunder or under any other Indenture Document in order to preserve, protect, maintain, or enforce the Obligations, the Collateral or the Collateral Agent’s Liens therein, and which the Issuer fails to timely pay or do, including payment of any judgment against the Issuer, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord’s or bailee’s claim, and any other Lien upon or with respect to the Collateral. All payments that the Collateral Agent makes under this Section 7.2 and all reasonable and documented out-of-pocket costs and expenses that the Collateral Agent pays or incurs in connection with any action taken by it hereunder shall be promptly reimbursed by the Issuer. Any payment made or other action taken by the Collateral Agent under this Section 7.2 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.
Section 7.3    Confidentiality.
(a)    The Collateral Agent, in its individual capacity and as Collateral Agent, and the Trustee, in its individual capacity and as Trustee, agree and acknowledge that all information provided to the Collateral Agent or the Trustee by the Issuer or any Subsidiary (or any holder or indirect equityholder of the Issuer or such Subsidiary) that is expressly identified as relating to the Indenture Documents (“Confidential Information”) shall be considered to be proprietary and confidential information; provided that any information provided to the Collateral Agent or the Trustee by the Issuer or any Subsidiary (or any holder or indirect equityholder of the Issuer or such Subsidiary) that is not so identified, or that is provided to U.S. Bank National Association in its capacity as trustee or collateral agent for the 5% Convertible Notes, shall not be considered Confidential Information. Each of the Trustee and the Collateral Agent agrees to take all reasonable precautions necessary to keep such Confidential Information confidential, which precautions shall be no less stringent than those that the Collateral Agent and the Trustee, as applicable, employs to protect its own confidential information. Each of the Collateral Agent and the Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Collateral Agent’s and the Trustee’s rights and the performance of its respective obligations under this Agreement, any such information without the prior written consent of the Issuer. Each of the Collateral Agent and the Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.3.

(b)Each of the Collateral Agent and the Trustee agree that, unless otherwise provided hereunder or under the Indenture, the Issuer does not have any responsibility whatsoever for any reliance on Confidential Information by the Collateral Agent or the Trustee or by any Person to whom such information is disclosed in connection with this Agreement, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, each of the Collateral Agent and the Trustee agrees that the Issuer makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes. Each of the Collateral Agent and the Trustee further agrees that it shall not acquire any rights against the Issuer or any employee, officer, director, manager, representative or agent of the Issuer (together with the Issuer and any employee, officer, director, manager, representative or agent of the Issuer, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.
(c)In the event the Collateral Agent or the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any applicable laws, regulations or court orders, it may disclose Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer, reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer, as applicable, in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure (in each case at the Issuer’s sole cost and expense and to the extent permitted pursuant to such applicable law, regulation or court order).
Section 7.4 Power of Attorney. The Issuer hereby appoints the Collateral Agent and the Collateral Agent’s designee as the Issuer’s attorney, with power upon the occurrence and during the continuance of an Event of Default: (a) to endorse the Issuer’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent’s or any Secured Party’s possession; (b) to sign the Issuer’s name on any drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to send requests for verification of Accounts to customers or Account Debtors; and (d) to do all things the Collateral Agent reasonably determines are necessary to carry out the security interest provisions of the Indenture and the provisions of this Agreement. Notwithstanding anything in this Agreement or any Indenture Document to the contrary, none of the Trustee, the Collateral Agent, nor their attorneys, employees or Affiliates will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.
Section 7.5 NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE COLLATERAL AGENT AS ATTORNEY-IN-FACT IN THIS ARTICLE VII IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.12. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT

OR IN ANY INDENTURE DOCUMENT, NEITHER THE COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
Section 7.6 Additional Matters Relating to the Collateral Agent.
(a)The Collateral Agent. U.S. Bank National Association shall initially act as Collateral Agent for the Secured Parties and shall be authorized to appoint co-collateral agents as necessary in its sole discretion. U.S. Bank National Association, as Collateral Agent, is authorized and directed to (i) enter into the Indenture Documents, (ii) bind the Secured Parties on the terms as set forth in the Indenture Documents and (iii) perform and observe its obligations under the Indenture Documents.
(b)Role of the Collateral Agent. The rights, duties, liabilities and immunities of the Collateral Agent and its appointment, resignation and replacement hereunder and under the Indenture and the other Indenture Documents shall be governed by this Agreement, Article 11 of the Indenture and the relevant provisions contained in the other Indenture Documents. Without limiting the foregoing, the rights, privileges, protections and benefits given to the Collateral Agent under the Indenture are extended to, and shall be enforceable by, the Collateral Agent in connection with the execution, delivery and administration of this Agreement and the other Indenture Documents and any action taken or omitted to be taken by the Collateral Agent in connection with its appointment and performance under this Agreement and the other Indenture Documents to which it is a party.
(c)Absence of Fiduciary Relation. The Collateral Agent undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement, the Indenture and the other Indenture Documents, and no implied agreements, covenants or obligations with respect to the Issuer or any Affiliate of the Issuer, any Secured Party or any other party shall be read into this Agreement against the Collateral Agent. The Collateral Agent in its capacity as such is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to the Issuer or any Related Person of the Issuer.
(d)Exculpatory Provisions.
(i)    None of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact or Related Persons shall be responsible or liable in any manner (A) to the Issuer or any of its Related Persons for any action taken or omitted to be taken by it under or in connection with this Agreement in compliance herewith, (B) to any Secured Party or any other Person for any recitals, statements, representations, warranties, covenants or agreements contained in this

Agreement or in any Indenture Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Indenture Document, (C) to any Secured Party or any other Person for the validity, effectiveness, adequacy, genuineness or enforceability of this Agreement or any Indenture Document, or any Lien purported to be created hereunder or under any Indenture Document, (D) to any Secured Party or any other Person for the validity or sufficiency of the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral or (E) to any Secured Party or other Person for any failure of the Issuer to perform its obligations hereunder or of the Issuer to perform any of the Obligations.
(ii)Notwithstanding anything to the contrary contained in this Agreement, (A) in no event shall the Trustee or the Collateral Agent be responsible for or have any obligation, duty or liability with respect to the creation, perfection, priority, maintenance, protection or enforcement of any Lien on, security interest in, pledge or other encumbrance involving or relating to the Collateral or any other assets, properties or rights of the Issuer, (B) none of the Trustee or the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens in the Collateral and (C) none of the Trustee or the Collateral Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of the Issuer. The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty or obligation. The Collateral Agent may rely conclusively on any Opinions of Counsel rendered to the Collateral Agent under the Indenture in determining any necessary or desirable actions under this Agreement. Notwithstanding anything to the contrary herein, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. None of the Collateral Agent or the Trustee shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Issuer or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.
(iii)Notwithstanding anything to the contrary contained herein, none of the Collateral Agent, the Trustee or any of their respective officers, directors, employees, agents, attorneys-in-fact, or Related Persons shall be exonerated from any liability arising from its or their own gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.
(e)    Fees and Expenses. The Issuer agrees that it shall upon demand pay to the Collateral Agent and any Secured Party the amount of any and all reasonable and documented out-

of-pocket fees, costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of their respective counsel, any special consultants reasonably engaged (and, unless an Event of Default exists, such special consultants engaged only with the consent of the Issuer) by the Collateral Agent or any Secured Party, as the case may be, in connection with the transactions contemplated hereby) that the Collateral Agent or any Secured Party, as the case may be, may incur in connection with (i) any Event of Default, including the sale or other disposition of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of their respective rights hereunder, (ii) the exercise of their respective rights under this Agreement or under any Indenture Document, including the custody, preservation, use or operation of, or the sale of, any of the Collateral, (iii) performance by the Collateral Agent of any obligations of the Issuer that the Issuer has failed or refused to perform with respect to the Collateral, (iv) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, or (v) the execution and delivery and administration of this Agreement and the other Indenture Documents and, any agreement supplemental hereto or thereto, and any instruments of amendment, waiver, further assurance, release or termination, including with respect to the termination and/or release of any or all of the Liens in the Collateral provided for in this Agreement and the other Security Documents.
(f)Filing Fees, Taxes, etc. The Issuer shall pay on demand all filing, registration and recording fees or re-filing, re-registration, and re-recording fees, and all federal, state, county, and municipal stamp taxes and other similar taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of this Agreement, the Indenture, the other Indenture Documents, and any agreement supplemental hereto or thereto and any instruments of further assurance or termination.
(g)Security Against Costs. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Indenture Document at the request, order or direction of any Secured Party pursuant to the provisions of the Indenture or any Indenture Document, unless such Secured Party shall have offered to the Collateral Agent security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.
(h)No Responsibility for Investments. In no event shall the Collateral Agent or any Secured Party be liable or responsible for any funds or investments of funds held by the Issuer or any Affiliates thereof.
Section 7.7 Appointment of Co-Collateral Agent. In the event that the Collateral Agent appoints a Co-Collateral Agent, or Co-Collateral Agents, in accordance with the provisions of Section 7.6(a) of this Agreement, such Co-Collateral Agent(s) shall enter into a Co-Collateral Agent Appointment Agreement in a form satisfactory to the Collateral Agent and such Co-Collateral Agent, and upon acceptance of the appointment, such Co-Collateral Agent shall be entitled to all of the rights, privileges, limitations on liability and immunities afforded to and subject to all the duties of the Collateral Agent hereunder, and shall be deemed to be a party to this Agreement for all purposes provided in this Section 7.7, in each case, subject to the specific rights and duties vested in the Co-Collateral Agent pursuant to the Co-Collateral Agent Appointment

Agreement and related Security Documents. It is accepted and acknowledged by the parties hereto that any Co-Collateral Agent appointed in accordance with Section 7.6(a) and this Section 7.7 shall be entitled to the payment of its fees and expenses as agreed to by the Issuer, and without limitation of any of the other provisions of this Agreement, shall be deemed to be an indemnified party under Section 8.16 of this Agreement with respect to any liability arising under this Agreement or the other Indenture Documents without need for further act by the Issuer.
Section 7.8 Collection Account. Unless an Event of Default shall occur and be continuing, the Trustee or other Paying Agent, as applicable, shall administer the Collection Account pursuant to Section 4.13 of the Indenture. The Trustee shall, and shall direct any other Paying Agent to, (i) act as the agent for and representative of the Collateral Agent for purposes of perfecting the security interest granted hereunder in the Collection Account and the funds on deposit therein and (ii) follow the directions of the Collateral Agent with respect to the Collection Account and the funds on deposit therein in the exercise of remedies permitted hereunder or under any Security Document upon the occurrence and during the continuance of an Event of Default.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1 Notice. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)if to the Collateral Agent, to it at
U.S. Bank National Association
Global Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: Bradley Scarbrough (Bloom Energy 2020 Indenture)
Facsimile: (213) 615-6197
(b)if to the Trustee, to it at
U.S. Bank National Association
Global Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, California 90071
Attention: Bradley Scarbrough (Bloom Energy 2020 Indenture)
Facsimile: (213) 615-6197
(c)if to the Issuer, at
Bloom Energy Corporation
4353 North First Street
San Jose, California 95134
Attention: General Counsel

Facsimile: (408) 543-1191
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1. Notwithstanding the foregoing, notices to the Collateral Agent shall only be effective upon actual receipt.
Section 8.2 Waiver of Notices. Unless otherwise expressly provided herein, the Issuer hereby waives (to the maximum extent permitted by applicable law) presentment, demand, protest or any notice of any kind in connection with this Agreement or any Collateral.
Section 8.3 Limitation on Collateral Agent’s and Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon (other than to account for proceeds therefrom) or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, and to the extent permitted by applicable law, the Issuer acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition, (ii) to the extent permitted by applicable law, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Issuer, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. The Issuer acknowledges that the purpose of this Section 8.3 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.3. Without limitation upon the foregoing, nothing contained in this Section 8.3 shall be construed to grant any rights to the Issuer or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.3.
Section 8.4 Compromises and Collection of Collateral. The Issuer and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Accounts, that certain of the Accounts may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Account may exceed the amount that reasonably may be expected to be recovered with respect to an Account. In view of the foregoing, the Issuer agrees that the Collateral Agent may at any time and from time to time if an Event of Default has occurred and is continuing, compromise with the obligor on any Account, accept in full payment of any Account such amount as the Collateral Agent in its sole discretion shall determine or abandon any Account, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.
Section 8.5 Specific Performance of Certain Covenants. The Issuer acknowledges and agrees that a breach of any of the covenants contained in Section 4.8, 7.6, 8.16 and 8.17, will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Collateral Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Issuer contained in this Agreement, that the covenants of the Issuer contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Issuer.
Section 8.6 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Collateral Agent’s and the Trustee’s rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Collateral Agent and the Trustee may have under the UCC, other applicable law or the Indenture Documents. The Collateral Agent and the Trustee shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Collateral Agent and the Trustee may, without limitation, proceed directly against any Person liable therefor to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Collateral Agent or the Trustee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 8.7 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
Section 8.8 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any such payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 8.9 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and permitted assigns of the parties hereto; provided, however, the Issuer shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Collateral Agent and the Trustee (other than pursuant to a transaction permitted under the Indenture), and any attempted assignment without such consent shall be null and void. The rights and benefits of the Collateral Agent and the Trustee hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof in accordance with the terms hereof or of the Indenture.
Section 8.10 Survival of Representations. All representations and warranties made by the Issuer in the Indenture Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Indenture Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Indenture Documents and the purchase of the Securities by the Investors, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Collateral Agent, the Trustee or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty. Notwithstanding anything to the contrary set forth herein, the provisions of Sections 7.6(e), 8.16 and 8.17 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Securities or the termination of this Agreement or any other Indenture Document.
Section 8.11 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

Section 8.12 Termination and Release. This Agreement and the security interests granted hereby shall terminate in accordance with the Indenture. The Collateral Agent shall, from time to time upon the Issuer’s written request in accordance with Section 11.03 of the Indenture, execute and deliver to the Issuer such documents as the Issuer shall reasonably request to evidence the termination of the security interest granted herein as to any funds released by the Trustee from the Collection Account in accordance with Section 4.13 of the Indenture.
Section 8.13 Entire Agreement. This Agreement, together with the other Indenture Documents embodies the entire agreement and understanding between the Issuer and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Issuer and the Collateral Agent relating to the Collateral.
Section 8.14 Governing Law; Jurisdiction; Consent to Service of Process.
(a)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.
(b)EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF COMPETENT JURISDICTION IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 8.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 8.16 Indemnity. THE ISSUER AGREES TO DEFEND, INDEMNIFY, AND HOLD THE COLLATERAL AGENT, THE TRUSTEE AND EACH OF THEIR RELATED PERSONS (EACH, AN “INDEMNIFIED PERSON”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES, AND DISBURSEMENTS

(INCLUDING REASONABLE ATTORNEY COSTS) OF ANY KIND OR NATURE WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING AT ANY TIME FOLLOWING THE TERMINATION, RESIGNATION, OR REPLACEMENT OF THE COLLATERAL AGENT OR THE TRUSTEE) BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY SUCH PERSON IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT OR ANY DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY ACTION TAKEN OR OMITTED BY ANY SUCH PERSON UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING WITH RESPECT TO ANY INVESTIGATION, LITIGATION, OR PROCEEDING (INCLUDING ANY INSOLVENCY PROCEEDING OR APPELLATE PROCEEDING) RELATED TO OR ARISING OUT OF THIS AGREEMENT, THE INDENTURE, ANY OTHER INDENTURE DOCUMENT, OR THE SECURITIES OR THE USE OF THE PROCEEDS THEREOF, WHETHER OR NOT ANY INDEMNIFIED PERSON IS A PARTY THERETO INCLUDING ANY SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, CHARGES, EXPENSES AND REIMBURSEMENTS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PERSON (ALL THE FOREGOING, COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”); PROVIDED THAT THE ISSUER SHALL HAVE NO OBLIGATION HEREUNDER TO ANY INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON OR ITS RESPECTIVE AFFILIATES, AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE AGREEMENTS IN THIS SECTION 8.16 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.
Section 8.17 Limitation of Liability. NO CLAIM MAY BE MADE BY THE ISSUER OR OTHER PERSON AGAINST THE COLLATERAL AGENT, THE TRUSTEE, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS OR THEIR RESPECTIVE RELATED PERSONS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE INDENTURE OR ANY OTHER INDENTURE DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE ISSUER HEREBY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON OR BRING IN ANY JUDICIAL, ARBITRAL OR ADMINISTRATIVE FORUM ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR. THE AGREEMENTS IN THIS SECTION 8.17 SHALL SURVIVE PAYMENT OF ALL OTHER OBLIGATIONS AND ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT.
Section 8.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement. Any counterpart may be executed by facsimile or other electronic transmission, and such facsimile or other electronic transmission shall be deemed an original.
Section 8.19 Amendments. Other than as permitted pursuant to the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Trustee and the Issuer with respect to which such waiver, amendment or modification is to apply, subject to any consent that may be required in accordance with Section 9.02 of the Indenture.
Section 8.20 Incorporation by Reference. It is expressly understood and agreed that U.S. Bank National Association is entering into this Agreement solely in its capacity as Collateral Agent and as Trustee as appointed pursuant to the Indenture, and shall be entitled to all of the rights, privileges, immunities and protections under the Indenture as if such rights, privileges, immunities and protections were set forth herein.
Section 8.21 English Language. This Agreement and each other Indenture Document has been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Indenture Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
BLOOM ENERGY CORPORATION
By:
Name:
Title:

{Signature Page to Security Agreement}

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

{Signature Page to Security Agreement}

ACTIVE 256787212